Exhibit 32.1

Certification

The following certification is furnished as provided by Rule 13a-14(b) promulgated under the Securities Act of 1934 and Item 601(b)(32)(ii) of Regulation S-K.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Investors Real Estate Trust dba Centerspace (the “Company”) on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 22, 2021 (the “Report”), I, Mark O. Decker, Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr.
President and Chief Executive Officer
February 22, 2021

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.